UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2003

A.I. SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-69176
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

Suite 1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 2Y3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Item 9. Regulation FD Disclosure

On May 5 , 2003, we announced that we have entered into an agreement with the Weizmann Institute of Science and Technion -Israel Institute of Technology to acquire an exclusive licence for a stem cell expansion technology developed by the inventors. The licence will be issued for cash and future royalties. The stem cell technology allows us to develop a process to assist with bone marrow transplants.

Item 7. Exhibits

10.1 Exclusive, World-Wide Patent and Technology License and Assignment Agreement.

99.1 News Release May 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.I. SOFTWARE, INC.

/s/ Emmanuel Aligizakis
Emmanuel Aligizakis, Director

Date: May 5, 2003.